INVESTMENT MANAGEMENT AGREEMENT


                  AGREEMENT made as of the ____ day of _________, 199_ by and between ______________ INSURANCE COMPANY ("Client") and WOODHAVEN INVESTORS, INC. ("Manager").

                              W I T N E S S E T H:

                  In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed between the parties hereto as follows:

                  1. General. Client hereby employs Manager as investment manager for the purpose of managing the investment and reinvestment of funds of Client (the "Funds") subject to the terms and conditions set forth in this Agreement.

                  2. Authority of Manager. Manager will supervise and direct the investments of Client, subject to the limitations and investment guidelines set forth in Paragraph 15 below or as Client may impose by notice in writing to the Manager ("Investment Guidelines"). Manager, as agent and attorney-in-fact of Client with respect to the Funds, when it deems appropriate, without prior consultation with Client, may, subject to the Investment Guidelines, (a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and debt and other securities, including money-market instruments, and (b) place orders for the execution of such securities transactions with or through brokers, dealers or issuers, including those from which

Manager or its affiliates may receive research, brokerage and other services, or which may be otherwise affiliated with Manager.

                  3. Services of Manager. Manager accepts the appointment as investment manager and agrees to supervise and direct the investments in accordance with the Investment Guidelines. Manager, in the maintenance of records pertaining to Client's investments, does not assume responsibility for the accuracy of information furnished by Client or any other party.

                  4. Transaction Procedures. Manager may issue appropriate instructions to the custodian designated by Client (the "Custodian"), in connection with the settlement of transactions initiated by Manager hereunder, either in writing sent by first-class mail or orally, and confirmed in writing as soon as practical thereafter. Manager shall instruct brokers or dealers executing orders for the account of Client to forward to Client and/or the Custodian copies of all confirmations promptly after each execution. Manager shall not be responsible for any loss incurred by reason of any act or omission of any broker or the Custodian; provided, however, that Manager will make reasonable efforts to require that brokers and dealers selected by Manager perform their obligations with respect to the Client's account (the "Account").

                  5. Removal of Assets. Client may, by written notice to Manager, remove any assets from the Account, in which event Manager shall have no further responsibility or authority with respect to such assets.

                  6. Reports to Manager. Client will provide or instruct Custodian to provide Manager with such periodic reports concerning the status of the funds in the Account as Manager may reasonably request.

                  7. Confidential Relationship. All information and advice furnished by either party to the other hereunder including their respective agents and employees, shall be treated as confidential.

                  8. Service to Other Clients. It is understood that Manager may perform investment advisory services for other clients. Manager may give advice and take actions with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to Client. Manager shall not have any obligation to purchase or sell, or to recommend for purchase or sale, for Client any security which Manager, its principals, affiliates or employees may purchase or sell, or recommend for purchase or sale, for its or their own accounts or for the account of any other client. Investment decisions for each account managed by Manager are made independently of each other in the light of differing conditions. However, the same investment decision may occasionally be made for two or more of such accounts. In such cases, simultaneous transactions may occur at different prices .

                  9. Allocation of Brokerage. If Client does not direct in writing that transactions be executed by a designated broker(s), in placing orders for the execution of portfolio transactions for the Account, Manager may allocate such transactions to such brokers or dealers for execution on such markets and at such commission rates or at such terms as, in the good faith judgment of Manager, will be in the best interests of Client taking into consideration not only the rate of brokerage commissions or markups or markdowns but also, to the extent permitted by applicable law, other relevant factors such as, without limitation, net price execution capabilities, research and other services, which aid the Manager in the performance of its investment-making responsibilities, without having to demonstrate that such services specifically benefitted the Client.

                  10. Manager's Standard of Care. Manager, in providing investment advice hereunder, will use its best efforts to achieve the investment objectives of Client. Manager shall not be liable to Client for any error of judgment or for any loss suffered by Client in connection with any Investment Guideline or the purchase, sale or retention of any security on this recommendation of Manager, provided that Manager shall nonetheless be responsible for its acts or omissions due to its negligence, bad faith or reckless disregard of duties, and further provided that nothing herein shall in any way constitute a waiver or limitation of any rights which Client may have under any federal or state securities laws.

                  11. Inside Information. Manager shall have no obligation to seek to obtain any material non-public ("inside") information about any issuer of securities, or to purchase or sell, or to recommend for purchase or sale, for Client, the securities of any issuer on the basis of any such information as may come into its possession.

                  12. Proxies and Other Legal Notices. Manager will not be required to take any actions or render any advice with respect to the voting of proxies solicited by, or with respect to, the issuers of any securities held in the Account, nor will Manager be obligated to render any advice or take any actions on behalf of Client with respect to securities or other investments held in the Account, or the issuers thereof, which become the subject of any legal proceedings, including those under the Federal bankruptcy laws.

                  13. Fees. In consideration of the Manager's services pursuant to the Investment Management Agreement, the Client hereby agrees to pay the Manager an annual management fee equal to Client's pro rata share (based on the proportion Client's investible assets under the management of Manager bears to the total investible assets of Client and the Common Clients (as hereinafter defined) under the management of Manager) of the sum of (i) one quarter of one percent (1/4 of 1%) of the total value of the first one hundred million dollars ($100,000,000) of Client's and the Common Clients' investible assets under the management of the Manager and (ii) one eighth of one percent (1/8%) of the Client's and the Common Clients' investible assets under the management of the Manager in excess of one hundred million dollars ($100,000,000). As used herein, the "Common Clients" refers to the other insurance companies which are direct or indirect subsidiaries of (or managed by) Home State Holdings, Inc.

                  14. Valuation. In computing the market value of investments in the Account for purposes of calculating the Fee when such is required under the terms of Section 13, above, Manager shall use sources which it in good faith deems appropriate. At present: for securities other than money-market instruments,

Manager shall use the values obtained from various independent data sources; money-market investments are valued at cost; zero-Treasury instruments are valued at amortized cost; and any other assets, including securities not in such data sources to be valued in such manner as is determined in good faith by Manager to reflect their fair market value.

                  15. Investment Guidelines. Until such time as Client achieves pre-tax profit at an annual rate of $400,000.00 the Funds shall be invested only in securities guaranteed by the United States Government, its agencies or divisions, or in corporate securities rated AAA by Standard and Poor's or Moody's. In addition, Client shall give Manager written notice of all investment objectives and all other investment restrictions applicable to the Account, and any broker(s) through which Client directs that orders be executed or not to be executed, and of any changes or modifications thereof. Client shall give Manager prompt written notice if Client deems any investment selected by Manager for the Account to be violative of these or any other such Investment Guidelines as they may exist from time to time.

                  16. Assignment. No assignment, as that term is defined in the Investment Advisors Act of 1940, of this Agreement shall be made by Manager without the written consent of Client.

                  17. Notices. Unless otherwise specified herein, all notices with respect to this Agreement shall be deemed duly given only when received in writing by the other party or the custodian at such address as shall be specified by notice similarly given. Manager may rely upon any notice, instruction or other communication from any person reasonably believed by Manager to be genuine and authorized.

                  18. Client Authority. Client represents and confirms that the execution and performance of this Agreement is authorized by the governing documents relating to the Account and that the terms hereof do not violate any obligations by which Client is bound, and that (a) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Client in accordance with its terms, and (b) Client will deliver to Manager such evidence of such authority as Manager may reasonably require, whether by way of a certified resolution or otherwise. Client agrees to promptly advise Manager of any event which might affect this authority or the propriety of this Agreement.

                  19. Representations by Manager. Manager represents and confirms that it is registered as an investment advisor under the Investment Advisors Act of 1940.

                  20. Modification. This Agreement shall not be changed, modified, terminated, or discharged in whole or in part, except by an instrument in writing signed by both parties hereto or their respective successors or assigns or except as set forth in Paragraph 16 above.

                  21. Governing Law. This Agreement is made in and shall be construed under the laws of the State of _________ without giving effect to principles of conflicts of law.

                  IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement on the day and year first above written.

                                            -------------------------------
                                            INSURANCE COMPANY



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            WOODHAVEN INVESTORS, INC.



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------